EXHIBIT 10.30



                                     SECOND
                               AMENDMENT TO LEASE


         This Second Amendment ("Amendment") to that certain Industrial Real Estate Lease dated the 5th day of August 1996, by and between Dixie Walker and Ruth Waltenspiel (herein called "Landlord") and Arterial Vascular Engineering, Inc., a Delaware corporation (herein called "Tenant") by and between Landlord and Tenant. All terms used herein with their initial letter capitalized shall have the same meaning as ascribed to such terms in the Lease.

                                   WITNESSETH

WHEREAS, Landlord and Tenant have entered into that certain Industrial Real Estate Lease dated August 5, 1996 ("Lease") covering approximately 26,129 square feet, more or less, ("Premises") commonly known as Building B located on lot 2 as numbered on the map of Airport Oaks Parcel Map #86-386 filed in the office of the county recorder on 1/26/97 book 394 of maps pages 11 & 12, Sonoma County Records,

WHEREAS, Tenant desires to extend the term of the Lease on the Premises and Landlord desires to extend the Lease on the Premises; and

NOW THEREFORE, Landlord and Tenant hereby agree as follows:

1.       Term:  The term of the Lease as defined  in Section  1.05 shall be Four
         (4) years and Three (3) months commencing December 1, 1996 and end February 28, 2001.

2. Rent: The monthly Base Rent shall remain the same at Nineteen Thousand one Hundred Thirteen and 00/00 Dollars ($19,113.00) payable in accordance with Section 1.12 of the Lease and Adjusted in accordance with Section 3.02 on 1st day of December each year beginning December 1, 1998.

3. Right Of First Refusal: The Right of First Refusal described in the First Amendment to Lease and Landlords Right To Show shall be continued through out the term of this extension.

4. Parking: The allocated parking described under Section 1.11 shall be increased to Fifty Nine (59) spaces (Subject to execution of a release agreement from adjacent property owner for Nine (9) additional parking stalls. Should Landlord not be able to obtain the additional Nine (9) spaces, the parking shall remain at Fifty (50) spaces).

All other terms and conditions of the Lease shall remain the same.


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IN WITNESS  WHEREOF,  the parties have  executed  this  Amendment as of the date specified adjacent to their signatures below and have initialed all Exhibits attached hereto or incorporated by reference.


         "LANDLORD"



/s/Dixie Walker                                    Date:    5/5/97
------------------------------------------              ------------------------
Dixie Walker


/s/Ruth Waltenspiel                                Date:    5/6/97
------------------------------------------              ------------------------
Ruth Waltenspiel


         "TENANT":
Arterial Vascular Engineering, Inc.


By:      /s/John D. Miller                         Date:    5/5/97
   ---------------------------------------              ------------------------
         John D. Miller, V.P. of Finance

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